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                                                                       Ex - 10.9

                               EPRISE CORPORATION

                          AT-WILL EMPLOYMENT AGREEMENT

     Eprise Corporation, a Delaware corporation ("Company"), offers employment, and Jonathan B. Radoff ("Employee") accepts employment, upon the terms and conditions as follows:

     1. Employee will have the title of Chairman and Chief Technology Officer, and will perform such duties as are commensurate with such positions.

     2. Employee's salary shall be $140,000 per annum, subject to such periodic increases as may be determined by the Compensation Committee and approved by the Board of Directors.

     3. The first date of Employee's employment was September 26, 1992. This Agreement is effective as of December 17, 1997.

     4. During the term of this Agreement, Company shall permit Employee to participate in any of its fringe benefit plans in accordance with the respective provisions thereof from time to time in effect. A description of the current benefit plans and requirements for participating in them is available upon request.

     5. Should the Company move its principal headquarters during the term of this Agreement to a location which is 25 miles or more from its current location, the Company will reimburse Employee for all reasonable expenses incurred in connection with Employee relocating his residence to a more convenient location.

     6. Employee shall have a workspace, facilities and services that are suitable to the position and appropriate for the performance of Employee's duties.

     7. Company shall reimburse Employee for all reasonable expenses incurred, pursuant to Company's specified guidelines, in the performance of Employee's business, e.g. entertainment, travel, etc. Employee will be reimbursed upon submission of an itemized account of such expenditures with receipts where practicable.

     8. Employee understands that he is an at-will employee and that the Company may terminate his employment at any time, for any reason or for no reason at all, but only by the vote of at least 5/7ths of the Board of Directors.

     9. If Employee is terminated without Cause, as such term is defined below, he shall be entitled to one (1) year of severance pay, payable in 12 equal monthly installments, in an aggregate amount equal to Employee's annual base salary at the time of termination. For the purposes of this Section 9, "Cause" shall mean that the Employee has (a) in the reasonable and good faith determination of the majority of the Board of Directors, engaged in gross negligence relative to the affairs of the Company, or (b) been convicted of a felony. Prior to terminating the


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Employee for Cause, the Company shall first provide Employee with notice and the opportunity to be heard.

     10. Any notice required to be given hereunder shall be either: (i) personally delivered, or (ii) sent by U.S. Postal Service, postage pre-paid, certified mail, return receipt requested to Company at the place of employment and to the Employee at the last residence address given to and on file with Company.

     11. During the course of employment, Employee will become aware of certain methods, practices and procedures with which Company conducts its business, including but not limited to marketing strategies, administrative practices, sales data, information about customers, technological innovations, software development and software mechanics all of which Company and Employee agree are proprietary information and as such are trade secrets.

     12. Employee will not at any time, either during his employment or thereafter, divulge, furnish or make available, either directly or indirectly, to any person, firm, corporation or other entity any proprietary information used by Company. Employee agrees that all such matters and information shall be kept strictly and absolutely confidential.

     13. Upon the cessation of his employment, irrespective of the time, manner or reason of termination, Employee will immediately surrender and deliver to Company all lists, books, records, memoranda and data of every kind relating to all proprietary information and all property belonging to Company.

     14. Employee agrees that all inventions, computer programs and products created by Employee either for use by Company or which could be used by Company in furtherance of Company's business activity, which are created or conceived during the course of employment by Company, shall be considered as Works Made For Hire and all rights to said Works shall and do vest in Company.

     15. Employee further agrees that said Works are proprietary information not to be divulged, furnished, or made available, either directly or indirectly, to any person, firm or corporation or any other entity.

     16. As a material inducement to the Company to employ Employee, and in order to protect the Company's proprietary information and good will, Employee agrees to the following stipulations:

     (i) For a period of twelve (12) months after termination of employment with the Company or its present or future affiliates for any reason, whether with or without cause, Employee will not directly or indirectly solicit or accept business relating in any manner to Competing Products or to products, processes or services of the Company from any of the customers or accounts of the Company with which Employee had any contact as a result of his employment, nor will Employee divert any such business from the Company.


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     (ii) For a period of twelve (12) months after termination of employment with the Company or its present or future affiliates for any reason, whether with or without cause, Employee will not render services, directly or indirectly, as an employee, consultant or otherwise, to any Competing Organization in connection with research on or the acquisition, development, production, distribution, marketing, or providing of any Competing Product.

     (iii) For a period of twelve (12) months after termination of employment with the Company or its present or future affiliates for any reason, whether with or without cause, Employee will not recruit or otherwise solicit or induce employees or consultants of the Company or its present or future affiliates to terminate their employment with, or otherwise cease their relationships with, the Company or any such affiliates.

     (iv) For a period of twelve (12) months after termination of employment with the Company or its present or future affiliates for any reason, whether with or without cause, Employee will not directly or indirectly induce or attempt to induce a customer, prospective customer, supplier, agent, vendor, contractor, subcontractor, developer, employee or consultant to terminate or not enter into any contract with Company or its present or future affiliates.

     Employee agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of the Company. However, should an arbitrator or court nonetheless determine at a later date that such restrictions are unreasonable in light of the circumstances as they then exist, then Employee agrees that this Section shall be construed in such a manner as to impose on Employee such restrictions as may then be reasonable and sufficient to assure Company of the intended benefits of this Section.

     17.  For the purposes of Section 16:

     (i) "Competing Product" means any product, process, or service of any person or organization other than the Company, in existence or under development, (A) which is identical to, substantially the same as, or an adequate substitute for any product, process, or service of the Company, in existence or under development, and (B) which is (or could reasonably be anticipated to be) marked or distributed in such a manner and in such a geographic area as to actually compete with such product, process or service of the Company.

     (ii) "Competing Organization" means any person or organization, including Employee, engaged in, or about to become engaged in, research on or the acquisition, development, production, distribution, marketing, or providing of a Competing Product.

     18. Employee acknowledges that a breach of any of the provisions of this Agreement may result in continuing and irreparable damages to Company for which there may be no adequate remedy at law and that Company in addition to all other relief available to it shall be entitled to the issuance of an injunction restraining Employee from committing or continuing any breach of this Agreement.


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     19.  A waiver of a breach of any provision of this Employment Agreement shall not operate or be construed as a waiver of any subsequent breach. The terms of this Agreement may be amended only by a writing signed by both of the parties hereto.

     20. The services of Employee are personal and unique and therefore Employee may not assign this Employment Agreement nor delegate the duties and obligations hereunder except in the normal course of business.

     21. This Employment Agreement contains the entire understanding of the parties, except as may be set forth in writing signed by the party against whom enforcement may be sought, simultaneously with or subsequent to the execution of this Employment Agreement. Employee agrees and understands that Company will, from time to time, announce certain policies which it may publish in the form of an Employee Handbook or similar document, and that such policies shall not act to amend this agreement and shall exist only as a general guideline under which management intends to operate.

     22. If any provision of this Agreement shall be determined, by a court having jurisdiction, to be invalid, or illegal or unenforceable, the remainder of this Agreement shall not be affected but shall continue in full force and effect as though such invalid, illegal or unenforceable provision were not originally a part of this Agreement.

     23. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, irrespective of the fact that a party hereto may not be a resident thereof.

     INTENDING TO BE LEGALLY BOUND, the parties have executed this Employment Agreement as of the date below written.

Date: December 17, 1997


                                                    BY: J.A. Forgione
                                                        -------------
                                                        (Eprise Corporation)


                                                    BY: J. Radoff
                                                        ---------
                                                        (Employee)

                                                    ###-##-####
                                                    -----------
                                                    Social Security Number

                                                    508-370-9262
                                                    ------------
                                                    Home Phone Number


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